UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

January 7, 2010
Date of Report
(Date of earliest event reported)

Defense Industries International, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-30105	84-1421483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Brisel Street Industrial Zone Sderot, Israel
(Address of principal executive offices and zip code)

(011) 972-8-689-1611
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

In a letter dated January 7, 20009,  Defense Industries International, Inc. (the “Company”) received a letter from  Mr. Dan Zarchin wherein  he expressed his wish to resign his position as a member of the board of directors of the Company effective that date.  Mr. Zarchin’s resignation was for personal reasons, after having been a member of the Company's board of directors for the last eight years.  In his resignation letter, Mr. Zarchin  indicated that he continued on as a director of the  Company after the death of Mr. Joseph Fostbinder in order to enable the Company to have a smooth transition in management. Mr. Zarchin noted that with the appointment of a new director who will also fill the position of the president and chief executive officer of the Company, he was able to resign.

A copy of Mr. Zarchin’s notice of resignation is attached hereto as Exhibit 99.1.

ITEM 9.01		FINANCIAL STATEMENTS AND EXHIBITS.

	(c)	Exhibits
		Exhibit 99.1	Mr. Zarchin's resignation letter, dated January 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 10, 2010	Defense Industries International, Inc.

	By:	/s/ Meira Fostbinder
Meira Fostbinder
Chairman of the Board